SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 August 28, 1997
                                (Date of Report)





                                  NITCHES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No. 0-13851


                                   California
                          (State or Other Jurisdiction
                                of Incorporation)
                                   95-2848021
                        (IRS Employer Identification No.)
                              10280 Camino Santa Fe
                           San Diego, California 92121
                    (Address of Principal Executive Offices)


                                 (619) 625-2633
                          (Registrant's Telephone No.)

Item 4.  Changes in Registrant's Certifying Accoutant.

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has decided to change its independent auditor effective August 26, 1997. The Company has retained Moss Adams LLP on August 26, 1997 as its new independent auditor, replacing Deloitte & Touche LLP. Moss Adams LLP will audit the Company's financial results for its fiscal year ended August 31, 1997. The Company has not previously consulted Moss Adams with regard to any accounting matters.

     The Company made the decision to change auditors based principally on the cost structure proposed by the two auditors. Deloitte & Touche LLP's reports on the financial statements of the Company for the past two year's did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, and there were no disagreements with Deloitte & Touche LLP during the registrant's two most recent fiscal years.

     The registrant provided Deloitte & Touche LLP with a copy of this report prior to filing it with the Commission and requested that Deloitte & Touche LLP provide the Commission with a letter stating that it agrees with the disclosures contained in this report. The letter is attached as an exhibit to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 1997                      NITCHES, INC.



                                             By:/s/ Steven P. Wyandt
                                                -------------------------------
                                                Steven P. Wyandt, President